Exhibit 99.1

NEWS RELEASE

McDermott Appoints Chris Krummel as Chief Financial Officer

HOUSTON – November 5, 2019 – McDermott International, Inc. (NYSE: MDR) today announced the appointment of Chris Krummel as Executive Vice President, Chief Financial Officer effective immediately. Mr. Krummel joined McDermott in 2016 and previously served as the company’s Global Vice President, Finance and Chief Accounting Officer. He replaces Stuart Spence, who has resigned from McDermott to pursue other opportunities.

“Chris has worked closely and collaboratively with our leadership team for the past three years and has clearly demonstrated the business and financial acumen that McDermott needs,” said David Dickson, McDermott’s President and Chief Executive Officer. “I’m confident in his ability to lead our Finance organization as we work to rebuild our capital structure to match and support the strength of our operating business. We wish Stuart success in his future endeavors and appreciate his significant contributions to McDermott over the past five years.”

Mr. Krummel has 25 years of finance leadership experience. Prior to joining McDermott, he served as a consultant of American Industrial Partners, a firm engaging in private equity investments in industrial businesses in the United States and Canada; Chief Financial Officer and Vice President of EnTrans International, LLC, a global manufacturer of aluminum tank trailers, heavy lift trailers and oilfield pressure pumping equipment used in hydraulic fracturing and other well services; and Chief Accounting Officer, Vice President and Corporate Controller/Vice President of Finance of Cameron International, a worldwide provider of flow equipment products, systems and services to oil, gas and process industries.

About McDermott

McDermott is a premier, fully integrated provider of technology, engineering and construction solutions to the energy industry. For more than a century, customers have trusted McDermott to design and build end-to-end infrastructure and technology solutions to transport and transform oil and gas into the products the world needs today. Our proprietary technologies, integrated expertise and comprehensive solutions deliver certainty, innovation and added value to energy projects around the world. Customers rely on McDermott to deliver certainty to the most complex projects, from concept to commissioning. It is called the “One McDermott Way.” Operating in over 54 countries, McDermott’s locally focused and globally-integrated resources include approximately 32,000 employees, a diversified fleet of specialty marine construction vessels and fabrication facilities around the world. To learn more, visit www.mcdermott.com.

Forward-Looking Statements

In accordance with the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995, McDermott cautions that statements in this press release which are forward-looking, and provide other than historical information, involve risks, contingencies and uncertainties that may impact McDermott’s actual results of operations. These forward-looking statements include, among other things, statements about rebuilding our capital structure to match and support the strength of our operating business. Although we believe that the expectations reflected in those forward-looking statements are reasonable, we can give no assurance that those expectations will prove to have been correct. Those statements are made by using various underlying assumptions and are subject to numerous risks, contingencies and uncertainties, including, among others: adverse changes in the markets in which McDermott operates or credit or capital markets; the inability of McDermott to execute on contracts in backlog successfully; changes in project design or schedules; the availability of qualified personnel; changes in the terms, scope or timing of contracts; contract cancellations; negotiations with lenders and noteholders; change orders and other modifications and actions by customers and other business counterparties of McDermott; changes in industry norms; negotiations with third parties with respect to the strategic alternatives process for our Lummus Technology business and the sale of our pipe fabrication business; and adverse outcomes in legal or other dispute resolution proceedings. If one or more of these risks materialize, or if underlying assumptions prove incorrect, actual results may vary materially from those expected. For a more complete discussion of these and other risk factors, please see McDermott’s annual and quarterly filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2018 and subsequent quarterly reports on Form 10-Q. This press release reflects management’s views as of the date hereof. Except to the extent required by applicable law, McDermott undertakes no obligation to update or revise any forward-looking statement.

Contacts:

Investor Relations

Scott Lamb

Vice President, Investor Relations

+1 832 513 1068

Scott.Lamb@McDermott.com

Global Media Relations

Gentry Brann

Senior Vice President, Communications, Marketing and Administration

+1 281 870 5269

Gentry.Brann@McDermott.com